WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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N-SAR FILING 12/31/00
PROTECTIVE INVESTMENT COMPANY

770)  Transactions effected pursuant to Rule 10f-3


FUND NAME                 DATE  TRANSACTION   NUMBER OF SHARES
COMPANY

International Equity Fund 3/15/00	Purchase	20,388
      Infineon Technologies
Capital Growth Fund	  4/7/00	Purchase	80,600	Met. Life
International Equity Fund 4/16/00	Purchase     3,980
      T-On line International AG
International Equity Fund 5/2/00	Purchase	32,100
      AT&T Wireless






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